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                           STOCK PURCHASE AGREEMENT

                                 BY AND AMONG

                              LASERMEDICS, INC.,

                               VICKI C. BELCHER,

                                JAMES V. WARREN

                                      AND

                              J. L. (SKIP) MOORE

                               DATED MAY 2, 1997

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                            STOCK PURCHASE AGREEMENT

      THIS STOCK PURCHASE AGREEMENT is entered into on this 2nd day of May, 1997 by and among Vicki C. Belcher ("Belcher"), James V. Warren ("Warren") and J. L.
(Skip) Moore ("Moore") (Belcher, Warren and Moore each being referred to individually as a "Seller" and collectively as the "Sellers"), and Lasermedics, Inc., a Texas corporation (the "Buyer").

                                  WITNESSETH :

      WHEREAS, Med-Quip, Inc., a Georgia corporation ("MQI"), is principally engaged in the business of selling or distributing certain rehabilitation related medical equipment and associated materials to chiropractors, physical therapy clinics, athletic trainers, hospital, school and university physical therapy departments, athletic teams and other customers (the "Business");

      WHEREAS, Sellers collectively own all of the issued and outstanding capital stock of MQI; and

      WHEREAS, Sellers desire to sell to Buyer, and Buyer desires to purchase from Sellers all of the issued and outstanding capital stock of MQI on the terms and conditions herein set forth.

      NOW, THEREFORE, for and in consideration of the premises, and the mutual and dependent promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE 1

                                PURCHASE AND SALE

      1.1 CERTAIN DEFINITIONS. As used in this Agreement, each parenthetically capitalized term in the introduction, recitals and other Sections of this Agreement has the meaning so ascribed to it, and other capitalized terms have the meaning given them in Section 8.1.

      1.2 PURCHASE AND SALE OF MQI STOCK. Subject to the terms and conditions of this Agreement, at the Closing each Seller agrees to sell and convey to Buyer, free and clear of all Encumbrances, and Buyer agrees to purchase and accept from each Seller all shares of MQI Stock owned beneficially or of record by such Seller. The aggregate purchase price for such shares of MQI Stock shall be $1,350,000 payable by Buyer at the Closing by the issuance by Buyer of 300,000 shares (the "Shares") of its common stock, par value $.01 per share (the "Common Stock") to be allocated among them as set forth on Schedule 1.2 hereto.

      1.3 CLOSING. Consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of counsel to Buyer, Porter & Hedges, L.L.P., 700 Louisiana, Houston, Texas 77002-2764 at 9:00 a.m. on May 2, 1997 (the "Closing Date"), unless another time, place or date is agreed to by the Sellers and the Buyer.

      1.4 CLOSING DELIVERIES. At the Closing, (a) Sellers shall deliver to Buyer duly and validly issued certificate(s) representing all shares of MQI Stock owned beneficially or of record by them, each such certificate to be duly endorsed in blank and in good form for transfer, or accompanied by stock powers duly executed in blank sufficient and in good form to properly transfer such shares to Buyer, (b) Sellers and Buyer shall have delivered to one another all other documents, instruments and agreements as required under this Agreement, and (c) Buyer shall deliver to Sellers the Shares issuable at Closing as provided in Section 1.2.

      1.5 RESIGNATIONS; CONSULTING AGREEMENT. At the Closing, each of the officers and directors of MQI will resign, and the Buyer will enter into a Consulting Agreement with Belcher in the form attached hereto as Exhibit A (the "Consulting Agreement").

      1.6 RESTRICTIONS ON RESALE; REGISTRATION RIGHTS. The Shares issued will be "restricted securities" as that term is defined under the Securities Act of 1933, as amended (the "Securities Act"), and the Sellers may not offer for sale, sell, transfer, hypothecate, assign, or otherwise dispose of the Shares except pursuant to an effective and current registration statement under the Securities Act or a valid exemption therefrom, and the certificates representing the Shares shall bear a legend setting forth such restrictions in the form presented in
Section 3.4(h). In addition, in the event that the Buyer files a registration statement pursuant to the Securities Act in connection with an underwritten public offering of its securities prior to May 2, 1999, the Sellers agree that they will not offer for sale, sell, transfer, hypothecate, assign, or otherwise dispose of the Shares for a period beginning on the filing of such registration statement and ending upon the earlier of (i) 270 days after the effective date of such registration statement, or (ii) August 2, 1999. The certificates representing the Shares will bear a legend setting forth such restrictions in the form presented in Section 3.4(h). At Closing and as part of the consideration for the purchase and sale of the MQI Stock, the Buyer will enter into a registration rights agreement with Sellers in the form attached hereto as Exhibit B (the "Registration Rights Agreement"). Pursuant to the Registration Rights Agreement, Buyer has granted Seller certain piggyback registration rights as more fully described therein.

      1.7 SUNTRUST LINE OF CREDIT. As soon as practicable after the Closing, the Buyer will pay off the outstanding balance of the line of credit with SunTrust Bank, Atlanta, and obtain a release of Belcher's personal guarantee. Buyer further agrees that it will not make any future borrowings under this credit facility, unless and until Buyer shall have obtained the release of Belcher's personal guarantee.

      1.8 TAX-FREE REORGANIZATION. The parties hereto intend the transaction to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code. The parties hereto agree to take such actions as are necessary to qualify for such tax-free treatment.

                                    ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF VICKI C. BELCHER

      As material inducements to the execution, delivery and performance of this Agreement by Buyer, Belcher hereby represents and warrants to Buyer as follows, except as otherwise described in the Exception Schedule attached hereto. The Exception Schedule shall identify each exception by the section number(s) of this Article 2 to which it relates.

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      2.1 ORGANIZATION. MQI is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia. MQI has all necessary statutory and corporate power and authority to own, operate, and lease its properties and to carry on its business as now owned or leased and operated by it. MQI is not, nor is it required to be, qualified to do business under the laws of any foreign jurisdiction. MQI does not own, directly or indirectly, any interest or investment (whether debt or equity) in any other Person. True, correct and complete copies of MQI's Articles of Incorporation and Bylaws, as each may have been amended, are attached to the Exception Schedule.

      2.2 NO VIOLATIONS OR CONFLICTS. Neither the execution and delivery of this Agreement by any Seller nor the consummation of the transactions contemplated hereby will: (a) violate or conflict with any provision of MQI's Articles of Incorporation or Bylaws, as amended to date; (b) violate or conflict with any provision of any Laws applicable to MQI or its assets; (c) result in a breach of, or constitute a default (or with notice or lapse of time, or both, result in a breach of, or constitute a default) under or otherwise give any Person the right to terminate or accelerate payment under or performance of any note, bond, loan agreement, contract, lease, license, franchise, permit, trust agreement or declaration of trust, or other agreement or instrument to which MQI is a party or to which its assets are subject; or (d) result in the creation or imposition of any Encumbrance of any nature upon or with respect to any of the assets of MQI.

      2.3 CAPITALIZATION. The authorized capital stock of MQI consists of 100,000 shares of common stock, $.01 par value, of which 15,000 are issued and outstanding, and 10,000 shares of preferred stock, $.01 par value, of which 10,000 are issued and outstanding. All issued and outstanding shares of MQI Stock are validly issued, fully paid and non-assessable, and are owned beneficially and of record by Sellers as set forth on the Exception Schedule. No shares of MQI Stock have been issued in violation of MQI's Articles of Incorporation or Bylaws, the preemptive or other rights of any shareholder or former shareholder of MQI, or of any other Person, or any Laws. Neither Sellers nor MQI have any liability to any former owner of any of MQI's securities by reason of any failure by them to comply with any Laws, MQI's Articles of Incorporation or Bylaws, or any agreements. There are no outstanding subscriptions, options, rights, warrants, calls, preemptive rights, convertible securities, or other agreements or commitments of any kind obligating MQI to sell, convey, issue, transfer from treasury, or otherwise dispose of, any additional shares of its capital stock of any class, or any other equity or debt security. Since March 31, 1997, MQI has not declared, set aside, paid or made, or agreed, arranged or committed to declare, set aside, pay or make any dividend or other distribution in respect of its capital stock, and has not directly or indirectly redeemed, purchased or otherwise acquired its capital stock.

      2.4 FINANCIAL INFORMATION. MQI has delivered to Buyer its unaudited financial statements, consisting of a balance sheet as of March 31, 1997, and income statements for the twelve months ended December 31, 1996 and the three months ended March 31, 1997, true and correct copies of which will be attached to the Exception Schedule (such financial statements referenced above are herein collectively referred to as the "Financial Information"). Except for customary year-end audit adjustments to unaudited statements, the Financial Information
(a) is in accordance with MQI's books and records, (b) to the knowledge of Belcher, has been prepared in accordance with generally accepted accounting principals consistently applied with prior periods, except that all such financial statements exclude footnotes, (c) fairly presents and is a true and complete statement of the financial position of MQI as of and for the periods indicated, and (d) does not include or omit any material asset or liability (whether fixed, accrued, contingent or other) the inclusion or omission of

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which renders such financial statements misleading or incomplete. Since March
31, 1997, MQI has not changed any accounting method or practice, or experienced any material adverse change in its financial condition, operations, assets, liabilities (fixed, accrued, contingent, or other), revenues, expenses, or business prospects, or experienced any event or condition that is likely to result in such a material adverse change in its business or assets.

      2.5 TAXES. MQI has timely filed all federal, state, county, local and other excise, franchise, property, severance, payroll, income, capital stock, sales and use, fuel and other tax returns for all fiscal years ended on or before December 31, 1996, and for any periods thereafter for which returns are due, and all such returns are true and correct in all material respects. MQI has not filed an extension for any tax return otherwise due. MQI has timely paid all taxes which are shown on such returns to be due or have been assessed against it and all taxes, penalties and interest which any Governmental Authority has proposed or asserted to be owing (except for those being contested in good faith as set forth on the Exception Schedule). MQI has made all withholding payments of tax required to be made under all tax Laws. Provisions and accruals for income taxes, payroll taxes payable, ad valorem property taxes, sales taxes and all other taxes and governmental charges required to be paid by MQI as of March 31, 1997 have been set forth in the Financial Information and conform in all material respects with federal income tax principles and are adequate to cover MQI's liability for all periods before March 31, 1997. There is no pending audit of MQI, and MQI has not received any oral or written notice of any proposed audit, by any Governmental Authority. All tax liabilities to which the properties of MQI may have been subjected have been discharged, except for taxes assessed but not yet payable. There are no tax Claims presently being asserted against MQI, and to the knowledge of MQI and Belcher there is no basis for any such Claim. MQI has not granted any extension to any taxing authority of the limitation period during which any tax liability may be asserted thereby. Neither MQI nor Belcher have received notice or have knowledge of any proposal for increasing the assessed value of any of MQI's properties for tax purposes, or of any pending proceedings or public improvements which would result in the levy of any special tax or assessment against any of MQI's properties.

      2.6 LIABILITIES. MQI has no liabilities or obligations, whether absolute, accrued, contingent or otherwise, and neither MQI nor Belcher has any knowledge of any potential liabilities or obligations of MQI except (a) as reflected or reserved against in MQI's unaudited March 31, 1997 balance sheet referred in
Section 2.4 above, (b) obligations to perform services or deliver merchandise in the Ordinary Course of Business that are not delinquent, (c) obligations for services or goods received by MQI in the Ordinary Course of Business with respect to which invoices have not been received, and (d) liabilities accrued or to be accrued through the Closing Date and set forth on the Exception Schedule. Without limiting the generality of the foregoing, MQI has no liability as a guarantor, endorser, co-maker, surety, accommodation maker or in any other capacity for any indebtedness, liability, obligation or commitment of any other Person.

      2.7 DEFAULTS. MQI is not in default under, or in breach or violation of, and to the knowledge of MQI and Belcher no reason exists and no event has occurred which, with notice or lapse of time or action by a third party, will result in a default under, breach or violation of, or conflict with: (a) MQI's Articles of Incorporation or Bylaws, as amended to date; (b) any lease, license, permit, Encumbrance, trust agreement or declaration of trust, or other agreement or instrument to which MQI is a party, or to which any of its assets is subject; or (c) any Laws applicable to MQI or its business or assets, including, without limitation, Business Laws, Environmental Laws and Laws respecting labor, employment and employment practices, except for

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any such defaults, breaches, violations or conflicts which individually or in the aggregate would not constitute a material adverse effect. MQI has all permits, certificates, licenses, approvals and other authorizations required in connection with the operation of its business.

      2.8 LITIGATION. There is no lawsuit, action, arbitration, mediation, administrative proceeding, investigation by a Governmental Authority, or other legal proceeding pending or, to the knowledge of MQI or Belcher, threatened against Belcher or MQI or affecting their respective assets or financial condition, and to the knowledge of MQI and Belcher, no facts are in existence on which an action, lawsuit or other legal or administrative proceeding might be brought. Neither Belcher nor MQI is subject to any court order, writ, injunction, court decree, settlement agreement, or judgment that contain or order any ongoing obligations (whether prohibitory or mandatory in nature) on the part of any of them.

      2.9 ADDITIONAL INFORMATION. Attached to the Exception Schedule are true, complete and correct lists and summaries of the following items, including, without limitation, a description of all Encumbrances to which any such item is subject, and MQI and Belcher have delivered to Buyer true, complete and correct copies of any documents, instruments or agreements referred to below or in such lists and summaries, or underlying any item described therein:

            (A) REAL PROPERTY [SCHEDULE 2.9(A)]. A legal description of all real property owned or leased by MQI or for which it has an option to purchase, which schedule includes, with respect to each property, (i) the use to which such property is put, and (ii) whether such property is owned or leased and, if leased, the name of the lessor and a copy of any agreement pursuant to which the property is leased;

            (B) INVENTORY, EQUIPMENT, MACHINERY AND FURNITURE [SCHEDULE 2.9(B)]. All of MQI's inventory, equipment, machinery, office equipment and furniture, indicating such item's location and whether such item is owned or leased, and if leased, the name of the lessor and copy of the lease and payment status;

            (C) INTELLECTUAL PROPERTY [SCHEDULE 2.9(C)]. All patents, trademarks, service marks, copyrights and other intellectual property rights, and applications therefor or registrations thereof, wherever issued or pending; all trade names, assumed or fictitious names, logos, labels and other trade rights, whether or not registered, where registered and where used; all inventions, discoveries, improvements, processes, formulae, trade secrets, ideas and other knowhow, whether patentable or not; all shop rights; and all other agreements (including agreements with MQI's employees) relating in whole or in part to any of the foregoing, and with respect to each of the foregoing, whether owned, licensed or used by MQI;

            (D) LICENSES AND PERMITS [SCHEDULE 2.9(D)]. All licenses, permits, franchises, and similar rights relating to MQI's business;

            (E) CONTRACTS [SCHEDULE 2.9(E)]. Each contract, agreement or commitment to which MQI is a party, by which it is bound or to which it or its properties are subject, which involves at least $10,000 or is not terminable on fewer than 30 days' notice;

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            (F) RECEIVABLES [SCHEDULE 2.9(F)]. All accounts, notes and contracts receivables of MQI in a 30, 60, 90 and over-90 day aged receivables format and separately listing all amounts receivable from any Seller or any Affiliate of a Seller;

            (G) PAYABLES [SCHEDULE 2.9(G)]. All accounts and notes payable by MQI in a 30, 60, 90 and over 90 day aged payables format and separately listing all amounts payable to any Seller or any Affiliate of a Seller;

            (H) INDEBTEDNESS [SCHEDULE 2.9(H)]. All indebtedness owed by MQI or to which any of its assets are subject, summarizing for each item of indebtedness the material terms thereof and specifying all assets collateralizing such indebtedness;

            (I) INSURANCE [SCHEDULE 2.9(I)]. All insurance policies or bonds carried by MQI for its benefit or for the benefit of its employees, including, without limitation, property, title, casualty, liability, workers compensation and auto policies, as well as a listing of any premiums, audit adjustments or retroactive adjustments due or pending on such policies or any predecessor policies;

            (J) PERSONNEL [SCHEDULE 2.9(J)]. The name, current salary or wage rate, last raise date and amount, current bonus arrangements, last bonus date and amount, and any other compensation arrangements (excluding employee insurance and benefit plans described in SCHEDULE 2.9(K)) of each director, officer and employee of MQI, together with a description of any licenses held by such person that are germane to MQI's business; the name and address of any other Person who is authorized to bind MQI contractually, including, without limitation, independent drivers or independent contractors, and all written or oral arrangements of MQI with any employee, agent, consultant or independent contractor, specifically identifying any arrangement which cannot be terminated on notice of 14 or fewer days without liability to MQI or that entitles the beneficiary thereof to receive any compensation continuation or severance payment or retain any position with MQI;

            (K) EMPLOYEE PLANS [SCHEDULE 2.9(K)]. All bonus, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements of MQI, together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any Governmental Authority; and

            (L) BANK ACCOUNTS [SCHEDULE 2.9(L)]. The name, address and contact person of each bank or other financial institution in which MQI has an account or safe deposit box, the account number, account name and type of account, the names of all persons authorized to draw thereon or have access thereto, and the names of all persons, if any, holding powers of attorney to act for MQI.

      2.10 TITLE TO AND QUIET POSSESSION OF ASSETS. MQI has good and marketable title to all of its respective assets and interests in assets, whether real, personal, mixed, tangible or intangible, that are reflected in its balance sheet as of March 31, 1997, or that have been acquired since March 31, 1997, except for inventory items sold or consumed in the Ordinary Course of Business after March 31, 1997. All such assets are free and clear of all Encumbrances except as set forth in the Exception Schedule. At the Closing Date, MQI will have full, free and exclusive use and quiet

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enjoyment of its assets, and all rights pertaining thereto except for
Encumbrances disclosed in the Exception Schedule. There are no Persons other than MQI in possession of any portion of the assets owned or leased by MQI. To the knowledge of MQI and Belcher, there are no condemnations or other takings planned or proposed by any Government Authority or private party which will affect the assets owned or used by MQI. To the knowledge of MQI and Belcher, the continued use by MQI of its assets in the same manner previously used by it will not violate or infringe upon the rights of others. Without limiting the generality of the foregoing, to the knowledge of MQI and Belcher, MQI has the exclusive right, title and interest in and to any trademarks, service marks, trade names, and copyrights currently used, and to the knowledge of MQI and Belcher, the continued use of any logo, trade name, license, or other intangible by MQI does not and will not violate or infringe upon the rights of any third party.

      2.11  CONDITION OF ASSETS.

            (a) MQI's premises, office equipment, machinery, vehicles, furnishings and fixtures are in good operating condition and repair consistent with MQI's normal practices subject only to ordinary wear and tear. There are no outstanding requirements or recommendations by MQI's insurers requiring or recommending any repairs or work be done with respect to MQI's assets or properties.

            (b) MQI's accounts receivable are evidenced by valid and enforceable written invoices, contracts or other agreements. All amounts paid or collected under such contracts or agreements which are required by applicable Laws, including the Business Laws, to be deposited in trust or deposit accounts have been so deposited on a timely basis in accordance with such Laws. All such trust and deposit accounts have been established, funded and maintained in accordance with all applicable Laws, including the Business Laws. Except as set forth in the Exception Schedule, MQI's accounts receivable are fully collectible without resort to legal proceedings or collection agencies, and are not subject to any refunds or other adjustments, or any defenses, rights of set-off, assignments, Encumbrances, or conditions enforceable by third parties, except to the extent reserved against in the Financial Information.

            (c) MQI's inventories consist of items held for sale of a quality and quantity usable in the Ordinary Course of Business, and the cost of such inventories as of March 31, 1997 was $109,143.78 in the aggregate.

            (d) All contracts, leases, plans or other arrangements to which MQI is a party, by which it is bound or to which it or its assets are subject are in good standing, in full force and effect, comply in all material respects with applicable Laws, and constitute valid and binding obligations of the respective parties thereto. To the knowledge of MQI and Belcher, no party (other than MQI) to any such contract, lease, plan or other arrangement is in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder.

            (e) All accounting records, tax records, operating and legal records, and all other records pertaining to MQI and its business, properties and affairs, are located at the business office of MQI. No such records are stored by or in the possession of Sellers or their Affiliates. MQI's corporate record books (including stock records) are complete, accurate

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      and up to date with all necessary signatures; set forth all meetings and actions taken by MQI's shareholders and directors, and all transactions involving MQI's capital stock; and contain all canceled stock certificates.

      2.12 HAZARDOUS SUBSTANCES. During MQI's ownership, lease or use of property owned, leased or used by it (the "Property"), (a) to the knowledge of MQI and Belcher, the Property is not being and has not been used by MQI for the storage, treatment, generation, transportation, processing, handling, burial or disposal of any Hazardous Substance in material violation of any Laws, (b) no release of a Hazardous Substance has occurred by MQI on or about the property in quantities which individually or in the aggregate would require reporting to any Governmental Authority; (c) no underground storage tanks are or have been located on the Property; (d) there are not and have not been any Hazardous Substances resulting from MQI's ownership, lease or use of the Property in concentrations which exceed amounts permitted by applicable Laws on the Property; (e) all environmental permits and authorizations necessary to the continued use of the Property by MQI and the operation of the facilities located thereon by MQI have been obtained, are being complied with, and all fees and assessments in association therewith have been timely paid; (f) the Property is not being and has not been used by MQI as a site for burial of sanitary waste or other non-hazardous waste; (g) the off-site transportation, storage, treatment, recycling or disposal of Hazardous Substances and non-hazardous substances existing on, generated or removed from the Property by MQI have been and are in compliance with applicable Laws; and (h) there are no capital improvements requiring any expenditures by MQI in order to comply with any current or proposed Environmental Laws. To the knowledge of MQI and Belcher, each of (a) through (g) of the immediately preceding sentence is true with respect to the Property prior to its ownership or lease by MQI, and with respect to properties adjacent to the Property.

      2.13 OPERATION OF BUSINESS. MQI is in compliance in all material respects with all Business Laws applicable to MQI or the Business.

      2.14  ERISA PLANS, LABOR ISSUES AND AFFILIATE PAYMENTS.

            (a) MQI does not currently sponsor, maintain or contribute to, and has not at any time sponsored, maintained or contributed to any employee benefit plan (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA")) in which any of its employees are or were participants (whether or not on an active or frozen basis) other than those identified on SCHEDULE 2.9(K) (the "Employee Benefit Plans"). Each of the Employee Benefit Plans can be terminated or amended at will by MQI. MQI has no collective bargaining agreements with any labor union or other representative of employees. MQI has not engaged in any unfair labor practices which could have a material adverse effect. MQI has no pending or, to the knowledge of MQI or Belcher, threatened, dispute with any of its existing or former employees. Since March 31, 1997, MQI has not made any payments to any of its Affiliates, and has not granted or agreed to grant any bonus to any current employee, any general increase in the rates of salaries or compensation of its employees or any specific increase to any current employee, except in accordance with regularly scheduled periodic bonuses and increases identified on SCHEDULE 2.9(K), and has not provided for any new pension, retirement or other employee benefits to any of its current employees or any increases in any existing benefits.

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            (b) Each Employee Benefit Plan has been administered and maintained in compliance with all applicable laws, rules and regulations, except where the failure to be in compliance would not, individually or in the aggregate, result in a material adverse effect.

            (c) MQI has not received any notice that any Employee Benefit Plan is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency.

            (d) No pending or, to the knowledge of MQI or Belcher, threatened, claims, suits or other proceedings exist with respect to an Employee Benefit Plan, other than normal benefit claims filed by participants or beneficiaries.

            (e) MQI has no obligation or commitment to provide medical, dental or life insurance benefits to or on behalf of any of its employees who may retire or any of its former employees who have retired, except as may be required pursuant to the continuation of coverage provisions of Section 4980B of the Code and the applicable provisions of ERISA.

            (f) MQI has been and is in compliance with all applicable laws, rules, regulations and ordinances respecting employment and employment practices, terms and conditions of employment and wages and hours, except for any such failures to be in compliance that, individually or in the aggregate, would not result in a material adverse effect, and MQI is not liable for any arrears of wages or penalties for failure to comply with any of the foregoing. To the knowledge of MQI or Belcher, MQI has not engaged in any unfair labor practice or discriminated on the basis of race, color, religion, sex, national origin, age, disability or handicap in its employment conditions or practices, and there are no complaints or racial, color, religious, sex, national origin, age, disability or handicap discrimination charges or complaints pending or, to the knowledge of MQI or Belcher, threatened against MQI before any federal, state or local court, board, department, commission or agency (nor, to the knowledge of MQI or Belcher, does any valid basis therefor exist).

            (g) MQI has never been a party to any agreement with any union, labor organization or collective bargaining unit. No employees of MQI are represented by any union, labor organization or collective bargaining unit. To the knowledge of MQI or Belcher, none of the employees of MQI has threatened or organize or join in union, labor organization or collective bargaining unit.

            (h) To the knowledge of MQI or Belcher, all employees of MQI are citizens of, or are authorized in accordance with federal immigration laws to be employed in, the United States.

      2.15 INSURANCE. MQI has at all times carried insurance which MQI and Belcher believe to be adequate in character and amount and consistent with good industry practices, with reputable insurers, in respect of its properties, assets and business and has provided all required performance bonds, and has complied with all applicable terms and conditions, including payment of premiums, with respect to such insurance policies and performance bonds. MQI has received no notification from any insurance carrier denying or disputing any claim made by MQI, denying or disputing any coverage for any such claim, denying or disputing the amount of any claim, or regarding the possible cancellation of or premium increases with respect to any policies. MQI has no claim pending or anticipated against any of the insurance carriers under any of such policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim.

      2.16 RELATED-PARTY TRANSACTIONS. Except as set forth on the Exception Schedule, no employee, officer, or director of MQI or member of his or her immediate family is indebted to MQI, nor is MQI indebted (or committed to make loans or extend or guarantee credit) to any of them. No officer or director of MQI, nor member of his or her immediate family, has any direct or indirect ownership interest in any firm or corporation with which MQI is affiliated or with which MQI has a business relationship, or any firm or corporation that competes with MQI, except Sellers may own stock in publicly traded companies that may compete with MQI. No member of the immediate family of any employee, officer or director of MQI is directly or indirectly interested in any material contract, lease or other agreement of any type (oral or written) with MQI.

      2.17 DISTRIBUTIONS. MQI has not made any redemptions or distributions other than regular, normal dividends prior to the Closing Date.

      2.18 BROKERS. Neither MQI, nor any of its Affiliates, has employed any broker, agent or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

      2.19 UNTRUE STATEMENTS. This Agreement and all schedules, documents and information furnished by Sellers or any of their respective representatives to Buyer and its representatives pursuant hereto or in connection with the transactions contemplated by this Agreement do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

                                    ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF SELLERS

      As material inducements to the execution, delivery and performance of this Agreement by Buyer, the Sellers hereby severally represent and warrant to Buyer as follows, except as otherwise described in the attached Exception Schedule attached hereto. The Exception Schedule shall identify each exception by the section number(s) of this Article 3 to which it relates.

      3.1 AUTHORITY AND CONSENT. Each Seller has the absolute and unrestricted right, power, legal capacity, and authority to enter into, and perform such Seller's obligations under this Agreement, and no approval or consent of any Person is necessary in connection therewith. This Agreement, together with all other agreements, documents and instruments executed in connection herewith, constitute valid and legally-binding obligations of each Seller, and are enforceable against such Seller in accordance with their terms.

      3.2 NO VIOLATIONS OR CONFLICTS. Neither the execution and delivery of this Agreement by any Seller nor the consummation of the transactions contemplated hereby will: (a) violate or conflict with any provision of any Laws applicable to any of Sellers or their assets; (b) result in a breach of, or constitute a default (or with notice or lapse of time, or both, result in a breach of, or constitute a default) under or otherwise give any Person the right to terminate or accelerate payment under or performance of any note, bond, loan agreement, contract, lease, license, franchise, permit, trust agreement or declaration of trust, or other agreement or instrument to which any of Sellers are a party or to which its assets are subject; or (c) result in the creation or imposition of any Encumbrance of any nature upon or with respect to any of the assets of Sellers.

      3.3 TITLE TO STOCK. All of the issued and outstanding shares of MQI Stock are owned beneficially or of record by Sellers. Each Seller holds good, valid and marketable title to all shares of MQI Stock so owned by him or her, free and clear of all Encumbrances. Each Seller possesses full authority and legal right to sell, transfer and assign to Buyer the entire legal and beneficial ownership of the MQI Stock owned by such Seller, free and clear of all Encumbrances. Upon transfer to Buyer by Sellers of their MQI Stock, Buyer will own the entire legal and beneficial interest in such MQI Stock free and clear of all Encumbrances and subject to no legal, equitable, transfer or other restrictions of any kind, except transfer restrictions imposed by operation of applicable securities Laws, and any Encumbrances imposed or created by Buyer. There are no Claims pending or, to any Seller's knowledge, threatened against MQI or any Seller that concern or affect title to any of MQI's capital stock, or that seek to compel the issuance of capital stock or other securities of MQI. Each of the Sellers acquired their MQI Stock in transactions that fully complied with the provisions of all applicable Laws.

      3.4 INVESTMENT REPRESENTATIONS. Each of Sellers acknowledges, represents and agrees that:

            (a) the Shares have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, and will be "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act;

            (b) the Shares will be issued in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon Sellers' bona fide investment intent with respect to the Shares;

            (c) Sellers' acquisition of the Shares will be solely for their own account for investment, and they are not acquiring the Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof;

            (d) Sellers shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Shares except in accordance with the restrictions set forth herein (including Section 1.6 hereof) and the requirements of Rule 144 promulgated under the Securities Act, or pursuant to a valid registration statement under the Securities Act;

            (e) Sellers have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of an investment in the Shares, and to make an informed investment decision;

            (f) Sellers have received from Buyer its Form 10-K for the fiscal year ended December 31, 1996 and related materials regarding the Buyer; they have had the opportunity to ask questions of, and receive answers from Buyer's officers and directors concerning the acquisition of the Shares and to obtain such other information concerning Buyer and the Shares, to the extent they possessed the same or could acquire it without unreasonable effort or expense, as they deemed necessary in connection with making an informed investment decision;

            (g) since the Shares have not been registered under the Securities Act or applicable state securities laws, Sellers must bear the economic risk of holding the Shares for an indefinite period of time, and are capable of bearing such risk; and

            (h) each certificate evidencing the Shares will bear a conspicuous restrictive legend substantially as follows:

            THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

            THE SECURITIES EVIDENCED HEREBY ARE SUBJECT TO A STOCK PURCHASE AGREEMENT AND A REGISTRATION RIGHTS AGREEMENT BOTH BETWEEN THIS CORPORATION AND CERTAIN PURCHASERS (THE "PURCHASERS"), DATED MAY 2, 1997 (THE "AGREEMENTS"). THE AGREEMENTS PROVIDE, AMONG OTHER THINGS, THAT IN THE EVENT THIS CORPORATION FILES A REGISTRATION STATEMENT UNDER THE ACT IN CONNECTION WITH AN UNDERWRITTEN PUBLIC OFFERING ON OR BEFORE MAY 2, 1999, THE PURCHASERS WILL NOT OFFER FOR SALE, SELL, TRANSFER, HYPOTHECATE, ASSIGN OR OTHERWISE DISPOSE OF THE SECURITIES EVIDENCED HEREBY FOR A PERIOD BEGINNING ON THE FILING OF SUCH REGISTRATION STATEMENT AND ENDING UPON THE EARLIER OF (i) 270 DAYS AFTER THE EFFECTIVE DATE OF SUCH REGISTRATION STATEMENT OR (ii) AUGUST 2, 1999. THE CORPORATION WILL FURNISH WITHOUT CHARGE A COPY OF SUCH AGREEMENTS TO THE RECORD HOLDER OF THIS CERTIFICATE ON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.

      3.5 RELATED-PARTY TRANSACTIONS. Except as set forth on the Exception Schedule, none of the Sellers, nor any member of their immediate families is indebted to MQI, nor is MQI indebted (or committed to make loans or extend or guarantee credit) to any of them. None of the Sellers has any direct or indirect ownership interest in any firm or corporation with which MQI is affiliated or with which MQI has a business relationship, or any firm or corporation that competes with MQI, except Sellers may own stock in publicly traded companies that may compete with MQI. No member of the immediate family of any Seller is directly or indirectly interested in any material contract, lease or other agreement of any type (oral or written) with MQI.

      3.6 CONTINUITY OF INTEREST. There is no plan or intention on the part of the Sellers to sell, exchange or otherwise dispose of a number of shares of Buyer's Common Stock received pursuant to this Agreement that would reduce the Seller's ownership of shares of Buyer's Common Stock received pursuant to this Agreement in exchange for MQI Stock owned by the Sellers, to a number of shares having a value, as of the Closing Date, of less than 50% of the value of all shares of MQI Stock issued and outstanding immediately prior to the Closing Date. For the purposes of this representation, shares of MQI Stock exchanged for cash or other property, surrendered by dissenters, or exchanged for cash in lieu of fractional shares of Buyer's Common Stock will be treated as outstanding MQI Stock as of the Closing Date. Moreover, shares of MQI Stock and shares of Buyer's Common Stock held by Sellers and otherwise sold, redeemed or disposed of prior or subsequent to the Closing Date will be considered in making this representation.

      3.7 BROKERS. Neither Sellers nor any of their respective Affiliates have employed any broker, agent or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement.

                                    ARTICLE 4

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      As material inducements for the execution, delivery and performance of this Agreement by Sellers, Buyer hereby represents and warrants to Sellers as follows, except as otherwise described in the attached Exception Schedule attached hereto. The Exception Schedule shall identify each exception by the section number(s) of this Article 4 to which it relates.

      4.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Texas, and has all the necessary powers to own its business as now owned and operated by it.

      4.2 AGREEMENTS AUTHORIZED AND ENFORCEABLE. The execution and delivery of this Agreement and the Employment Agreement (the "Transaction Documents"), the issuance of the Shares and the consummation of the transactions contemplated hereby (i) are within the corporate power and authority of the Buyer, and (ii) have been duly and validly authorized by all necessary corporate action on the part of Buyer. Each of the Transaction Documents constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as may be limited by applicable bankruptcy laws, insolvency laws and other similar laws affecting the rights of creditors generally.

      4.3 SEC DOCUMENTS. Buyer has made all filings with the United States Securities and Exchange Commission (the "SEC") that it has been required to make under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Buyer shall have attached hereto as SCHEDULE 4.3 its Form 10-K filed for the period ending December 31, 1996. As of December 31, 1996, the Form 10-K complied in all material respects with the requirements of the Securities Act and the Exchange Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which it was made, not misleading. Further, Buyer hereby covenants and agrees to file all reports required under the Securities Act or Exchange Act.

      4.4 FINANCIAL INFORMATION. To Buyer's knowledge, the financial information included in the Form 10-K is true and accurate in all material respects and was prepared in all material respects in accordance with generally accepted accounting principles ("GAAP"). Except as disclosed on SCHEDULE 4.4 or as otherwise specifically contemplated by the terms and provisions of this Agreement, since December 31, 1996, (i) there has been no material adverse change in the consolidated net worth of the Buyer, (ii) there has been no physical damage, destruction or loss suffered by Buyer that would, after taking into account any insurance recoveries payable in respect thereof, have a material adverse effect on the Buyer, and (iii) no event has occurred and no condition exists which, individually or in the aggregate, would have a material adverse effect on this Agreement, the Buyer, or the transactions contemplated by this Agreement.

      4.5 CAPITALIZATION. The authorized capital stock of Buyer consists of 20,000,000 shares of Common Stock, of which 2,793,556 were issued and outstanding as of December 31, 1996, and 2,500,000 shares of preferred stock, $.10 par value, none of which are issued and outstanding. All issued and outstanding shares of the capital stock of Buyer, including the Shares issuable hereunder, are validly issued, fully paid and non-assessable and free and clear of all liens, encumbrances and adverse claims other than restrictions on transfer under this Agreement and applicable federal and state securities laws. No shares of the capital stock of Buyer have been issued in violation of Buyer's Articles of Incorporation or Bylaws, the preemptive or other rights of any shareholder or former shareholder of Buyer, or of any other Person, or any Laws. Buyer has no liability to any former owner of any of Buyers's securities by reason of any failure by them to comply with any Laws, Buyer's Articles of Incorporation or Bylaws, or any agreements. Except as disclosed in the Form 10-K or the Exception Schedule attached hereto, there are no outstanding subscriptions, options, rights, warrants, calls, preemptive rights, convertible securities, or other agreements or commitments of any kind obligating Buyer to sell, convey, issue, transfer from treasury, or otherwise dispose of, any additional shares of its capital stock of any class, or any other equity or debt security. Since December 31, 1996, Buyer has not declared, set aside, paid or made, or agreed, arranged or committed to declare, set aside, pay or make any dividend or other distribution in respect of its capital stock, and has not directly or indirectly redeemed, purchased or otherwise acquired its capital stock.

      4.6 TAX FREE REORGANIZATION. Buyer has not taken any action and does not know of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the transaction from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      4.7 BROKERS. Neither Buyer nor any of its Affiliates have employed any broker, agent, or finder, or incurred any liability for any brokerage fees, agent's fees, commissions or finder's fees in connection with the transactions contemplated herein.

      4.8 UNTRUE STATEMENTS. This Agreement and all schedules, documents and information furnished by Buyer or its representatives to Seller and any of their respective representatives pursuant hereto or in connection with the transactions contemplated by this Agreement do not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading.

                                    ARTICLE 5

                                 INDEMNIFICATION

      5.1 INDEMNIFICATION BY SELLERS. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, each of Sellers shall indemnify, defend and hold harmless Buyer, and its officers, directors, employees, agents and shareholders, against and with respect to any and all claims, demands, actions, costs, damages, losses, expenses, obligations, liabilities, recoveries, judgments, settlements, suits, proceedings, or causes of action, including interest, penalties (including civil and criminal penalties) and attorneys' fees (collectively, any "Claims") that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by such Seller to perform, any of such Seller's representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished to Buyer by Sellers under this Agreement and any claims against MQI by any Seller.

      5.2 INDEMNIFICATION BY BUYER. In addition to any other remedies available to Sellers under this Agreement, or at law or in equity, Buyer shall indemnify, defend and hold harmless each of Sellers against and with respect to any and all Claims that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer to perform, any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished to Sellers by Buyer under this Agreement.

      5.3 INDEMNIFICATION PROCEDURE.

            (a) Promptly upon the receipt of notice of any third-party Claim, judicial or otherwise, with respect to any matter as to which indemnification may be claimed under this Article 5, the indemnified party shall give written notice thereof to the indemnifying party together with such information respecting such matter as the indemnified party shall then have; PROVIDED HOWEVER, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations, to the extent the indemnifying party is not materially prejudiced thereby. If indemnification is sought with respect to a third-party (I.E., one who is not a party to this Agreement) Claim asserted or brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. After such notice from the indemnifying party to such indemnified party of its election to so assume the defense of such a third-party Claim, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, other than reasonable and necessary costs of investigation, unless the indemnifying party has failed to assume and diligently prosecute the defense of such third-party Claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a third-party Claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such Claim or with respect to Claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party or if counsel fails to diligently prosecute, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld; however, consent shall not be required if such entry of judgment or settlement includes a complete release of the indemnified party. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action the defense of which has been assumed by an indemnifying party without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

            (b) If any party becomes aware of a fact, circumstance, claim, situation, demand or other matter (other than a third-party Claim) for which it or any other indemnified party has been indemnified under this
      Article 5 and which has resulted or could result in a Claim being owed to the indemnified party by the indemnifying party, the indemnified party shall give prompt written notice of the Claim to the indemnifying party, stating the nature and basis of the Claim and the amount claimed thereunder, together with supporting information to the Claim, if any. If the indemnifying party does not notify the indemnified party within 30 days from the date such Claim notice is given that it disputes the Claim, the amount of the Claim shall conclusively be deemed to be a liability of the indemnifying party hereunder.

            (c) If an indemnified party and an indemnifying party cannot reach agreement with respect to the validity and amount of any Claim within 30 days after notice thereof is first given, the validity and amount thereof, as the case may be, shall be finally settled pursuant to the dispute resolution procedure set forth in Section 8.10 below.

            (d) Payments of all amounts owing hereunder with respect to any Claim shall be made immediately after (i) the settlement between the parties of the third party Claim, or (ii) the final resolution of the dispute pursuant to Section 8.10 below.

      5.4 INDEMNIFICATION THRESHOLD. Notwithstanding any provision to the contrary contained in this Agreement, neither Buyer nor Sellers shall make any Claim against the other party for any breach of representation, warranty, covenant or agreement under this Agreement until the dollar amount of all loss to such party for such breaches suffered after the Closing, shall exceed in the aggregate the amount of $25,000, and, to the extent such amount is exceeded, Buyer or Sellers, as the case may be, shall be required to pay the amount of such excess loss to the other party for all such breaches; provided, however, that any Claim arising out of the UCC-1 security interests referred to on
SCHEDULE 5.4 shall not be subject to the $25,000 indemnification threshold.

      5.5 PAYMENT IN KIND. Any indemnification obligation of the Sellers under this Article 5 may be satisfied by payment to the Buyer in the Buyer's Common Stock valued at $4.50 per share.

                                    ARTICLE 6

                        OBLIGATIONS PENDING CLOSING DATE

      6.1 AGREEMENTS OF BUYER AND THE SELLERS. Except as expressly contemplated elsewhere in this Agreement, the Buyer and the Sellers agree that from the date hereof until the Closing Date, the Buyers and the Sellers will and the Sellers will cause MQI to (and unless otherwise indicated by the context, since March 31, 1997, it has):

            (A) MAINTENANCE OF PRESENT BUSINESS. Operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and others having business dealings with it;

            (B) MAINTENANCE OF PROPERTIES. At its expense, maintain all of its property and assets in customary repair, order, and condition, reasonable wear and tear excepted;

            (C) MAINTENANCE OF BOOKS AND RECORDS. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with GAAP applied on a consistent basis;

            (D) COMPLIANCE WITH LAW. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

            (E) INSPECTION. Permit Buyer and its authorized representatives, during normal business hours, to inspect MQI's records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties herein made and the compliance with covenants contained in this Agreement. The Buyer agrees that, at all times prior to and after the Closing Date, it will and will cause its representatives to hold all data and information obtained with respect to MQI, in confidence and further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge through no fault of its own; and

            (F) NOTICE OF MATERIAL DEVELOPMENTS. Promptly notify the other party in writing of any material adverse change in, or any changes which, in the aggregate, could result in a material adverse change in, the consolidated financial condition, business or affairs of such party, whether or not occurring in the Ordinary Course of Business.

      6.2 ADDITIONAL AGREEMENTS OF THE SELLERS. Except as expressly contemplated elsewhere in this Agreement, each of the Sellers agrees that since March 31, 1997, MQI has not, and from the date hereof until the Closing Date, they will not cause or permit MQI to:

            (A) PROHIBITION OF CERTAIN EMPLOYMENT CONTRACTS. Enter into any contracts of employment which cannot be terminated on notice of 30 days or less or which provide for any severance payments or benefits covering a period beyond the earlier of the termination date or notice thereof;

            (B) PROHIBITION OF CERTAIN LOANS. Incur any borrowings which would exceed $10,000, in the aggregate, for any purpose except (i) the refunding of indebtedness now outstanding, (ii) the prepayment by customers of amounts due or to become due for services rendered or to be rendered in the future, or (iii) as is otherwise approved in writing by the Buyer;

            (C) PROHIBITION OF CERTAIN COMMITMENTS. Enter into commitments of a capital expenditure nature or incur any contingent liabilities which would exceed $10,000 in the aggregate except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the Ordinary Course of Business, or (ii) as is otherwise approved in writing by the Buyer;

            (D) DISPOSAL OF ASSETS. Sell, dispose of, or encumber, any property or assets, except (i) in the usual and Ordinary Course of Business, (ii) property or assets which individually have a value of less than $1,000; or
      (iii) as may be approved in writing by the Buyer;

            (E) MAINTENANCE OF INSURANCE. Discontinue its current level of insurance; PROVIDED, that if during the period from the date hereof to and including the Closing Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations of the Buyer and the Sellers under this Agreement shall not be affected thereby, and upon the Closing Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of MQI;

            (F) ACQUISITION PROPOSALS. Directly or indirectly (i) solicit, initiate or encourage any inquiry or Acquisition Proposal from any person or (ii) participate in any discussions or negotiations regarding, or furnish to any person other than the Buyer or its representatives any information with respect to, or otherwise facilitate or encourage any Acquisition Proposal by any other person. As used herein "Acquisition Proposal" means any proposal for a merger, consolidation or other business combination involving MQI or for the acquisition or purchase of any equity interest in, or a material portion of the assets of, MQI, other than the transactions with the Buyer and the Sellers contemplated by this Agreement. MQI shall promptly communicate to the Buyer the terms of any such written Acquisition Proposals which it may receive or any written inquiries made to it or any of its directors, officers, representatives or agents;

            (G) NO AMENDMENT TO ARTICLES OF INCORPORATION. Amend its Articles of Incorporation or merge or consolidate with or into any other corporation or change in any manner the rights of its common stock or the character of its business;

            (H) NO ISSUANCE, SALE, OR PURCHASE OF SECURITIES. Issue or sell, or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell (upon conversion or otherwise), any shares of MQI Common Stock, or subdivide or in any way reclassify any shares of MQI Common Stock, or acquire, or agree to acquire, any shares of MQI Common Stock; or

            (I) PROHIBITION ON DIVIDENDS. Declare or pay any dividend on shares of MQI Common Stock or make any other distribution of assets to the holders thereof.

      6.3 TAX TREATMENT. Each of Buyer and Sellers will use their best efforts to cause the transaction to qualify as a reorganization under the provisions of
Section 368(a) of the Code. Neither party nor any affiliate shall take any action that would cause the transaction not to qualify as a reorganization under
Section 368(a).

                                    ARTICLE 7

                       CONDITIONS PRECEDENT TO OBLIGATIONS

      7.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS. The obligations of Sellers to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Sellers before the Closing Date:

            (A) REPRESENTATIONS AND WARRANTIES OF THE BUYER TRUE AT CLOSING DATE. The representations and warranties of the Buyer herein contained shall be, in all material respects, true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; the Buyer shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by the Buyer before the Closing Date; and the Buyer shall have delivered to the Sellers a certificate, dated the Closing Date and signed by its president to such effect;

            (B) OPINION OF COUNSEL. The Sellers shall have received a favorable opinion, dated the Closing Date, from Porter & Hedges, L.L.P., counsel to the Buyer, in form and substance satisfactory to the Sellers, to the effect that (i) Buyer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Texas;
      (ii) this Agreement and the other Transaction Documents have been duly executed and delivered by, and are the legal, valid and binding obligation of the Buyer and are enforceable against the Buyer in accordance with their terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally; and (iii) the Shares have been duly authorized and validly issued and are fully paid and non-assessable. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of the Buyer as to matters of fact;

            (C) NO MATERIAL LITIGATION. No suit, action, or other proceeding shall be pending, or to the Buyer's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or provide other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which might result in a material adverse change in the value of the consolidated assets and business of Buyer; and

            (D) CONSENT OF CERTAIN PARTIES IN PRIVITY WITH MQI OR THE SELLERS. The holders of any material indebtedness of MQI or the Sellers, the lessors of any material property leased by MQI or the Sellers, and the other parties to any other material agreements to which MQI or the Sellers are a party shall, when and to the extent necessary in the reasonable opinion of the Sellers, have consented to the transaction contemplated hereby.

      7.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER. The obligation of the Buyer to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by the Buyer before the Closing Date:

            (A) REPRESENTATIONS AND WARRANTIES OF SELLERS TRUE AT CLOSING DATE. The representations and warranties of the Sellers herein contained shall be, in all material respects, true as of and at the Closing Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Agreement; MQI and the Sellers shall have performed and complied in all material respects, with all covenants required by this Agreement to be performed or complied with by them before the Closing Date; and MQI and the Sellers each shall have delivered to the Buyer a certificate, dated the Closing Date and signed by each of the Sellers and by MQI's president to such effect;

            (B) OPINION OF COUNSEL. The Buyer shall have received a favorable opinion, dated the Closing Date, from Ellis, Funk, Goldberg, Labovitz & Dokson, P.C., counsel to the Sellers, in form and substance satisfactory to the Buyer, to the effect that (i) MQI has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia, (ii) all outstanding shares of the MQI Common Stock have been validly issued and are fully paid and nonassessable; (iii) this Agreement and the other Transaction Documents have been duly executed and delivered by, and are the legal, valid and binding obligation of the Sellers and are enforceable against the Sellers in accordance with their terms, except as the enforceability may be limited by (a) equitable principles of general applicability or (b) bankruptcy, insolvency, reorganization, fraudulent conveyance or similar laws affecting the rights of creditors generally; and (iv) all issued and outstanding shares of MQI Stock are owned beneficially or of record by the Sellers. In rendering such opinion, such counsel may rely upon certificates of public officials and of officers of MQI or the Sellers as to matters of fact;

            (C) NO MATERIAL LITIGATION. No suit, action, or other proceeding shall be pending, or to the Sellers' knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which might result in a material adverse change in the value of the assets and business of the MQI;

            (D) CONSENT OF CERTAIN PARTIES IN PRIVITY WITH THE BUYER. The holders of any material indebtedness of the Buyer, the lessors of any material property leased by the Buyer, and the other parties to any other material agreements to which the Buyer is a party shall, when and to the extent necessary in the reasonable opinion of the Buyer, have consented to the transactions contemplated hereby including, but not limited to, the consent of (i) Comerica Bank-Texas, and (ii) Maxxim Medical, Inc.;

            (E) GOODWILL WRITE-OFF. Sellers shall have caused MQI to write off the goodwill and organization cost for MQI-Florida in the amount of $187,668, less any accumulated amortization; and

            (F) CAPITALIZATION OF NOTES PAYABLE. Belcher (as transferee from the David Belcher Irrevocable Life Insurance Trust) shall have contributed notes payable by MQI in the amount of $250,000 to the capital of MQI, and shall have delivered to Buyer such canceled note(s) and confirmation of transfer in form reasonably acceptable to Buyer.

                                    ARTICLE 8

                                  MISCELLANEOUS

      8.1 CERTAIN DEFINITIONS. As used in this Agreement, each of the following terms has the meaning ascribed to it in this Section 8.1:

            (a) "AFFILIATE" when used to indicate a relationship with any Person, means: (i) any corporation or organization of which such Person is an officer, director or partner or is directly or indirectly the beneficial owner of at least 10% of the outstanding shares of any class of equity securities or financial interest therein; (ii) any trust or other estate in which such Person has a beneficial interest or as to which such Person serves as trustee or in any similar fiduciary capacity; or (iii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, or as an officer or director of, such Person. As used in the definition of Affiliate, the term "control" (including the terms "controlling," "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct, cause the direction of or influence the management and policies of a Person, whether through the ownership of voting securities, by contract, through the holding of a position as a director or officer of such Person, or otherwise.

            (b) "AGREEMENT" means and includes this Agreement and the schedules and exhibits hereto.

            (c) "BUSINESS LAWS" means all Laws relating to establishing, owning, operating, managing, maintaining, improving or conducting the Business.

            (d) "CLAIMS" mean any claims, demands, actions, costs, damages, losses, expenses, obligations, liabilities, recoveries, judgments, settlements, suits, proceedings, or causes of action, including interest, penalties (including civil and criminal penalties) and attorneys' fees.

            (e) "ENCUMBRANCE" means and includes (i) any security interest, mortgage, deed of trust, pledge, lien (including unpaid debts for which a lien arising under Laws may be asserted if such debts remain unpaid), encumbrance, charge, defect, option, right of first refusal, preferential purchase right, proxy or voting trust or agreement, preemptive right, adverse Claim, equity, power of attorney, equitable interest or servitude, other right or interest of any other Person, or restriction of any kind, including but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership, and (ii) any Uniform Commercial Code financing statement or other public filing, notice, or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (i) that has not been terminated or released by another proper public filing, notice, or record.

            (f) "ENVIRONMENTAL LAWS" mean all Laws relating to protection of the environment, including, without limitation, land use, zoning, health, chemical use, safety and sanitation Laws, and Laws governing the on or off-site use, storage, treatment, recycling, generation, transportation, processing, handling, production or disposal of Hazardous Substances or sanitary (non-hazardous) substances or waste, including, without limitation, garbage, refuse or other similar substances.

            (g) "GOVERNMENTAL AUTHORITY" means any federal, state, county, municipal, or other local governmental body, legislature, agency, commission, board, department, court or other authority, or any subdivision thereof, or private body exercising any regulatory, judicial or taxing authority, and includes, without limitation, the Federal Trade Commission, the Food and Drug Administration, the Environmental Protection Agency, the Occupational Safety and Health Administration, and the Internal Revenue Service.

            (h) "HAZARDOUS SUBSTANCE" means, without limitation, (i) any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulations, polychlorinated biphenyls, benzene, petroleum and petroleum products, methane, or (ii) hazardous materials, hazardous wastes, biomedical wastes, hazardous or toxic substances or related materials defined as such in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 ET SEQ.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901 ET SEQ.), or any other Environmental Laws.

            (i) "LAWS" mean any statute, law, code, ordinance, rule, regulation, policy, guideline interpretation, order, permit, license, certificate, writ, judgment, injunction, decree, determination, award or other decision or directive of, or promulgated, issued or declared by any Governmental Authority.

            (j) "MARKET PRICE" means the average of the closing bid and asked prices of the Common Stock in the over-the-counter market for the thirty consecutive trading days ending two days prior to the Closing Date, as furnished by any NASD member firm selected from time to time by the Company for such purpose; provided, however, that the Market Price shall never be less than $4.00 per share, nor more than $5.00 per share.

            (k) "MQI STOCK" means the capital stock of Med-Quip, Inc., a Georgia corporation, authorized by its Articles of Incorporation, as amended.

            (l) "ORDINARY COURSE OF BUSINESS" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if: (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and (iii) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

            (m) "PERSON" means an individual, corporation, limited liability company, partnership, limited partnership, joint venture, joint stock company, firm, company, syndicate, trust, estate, association, Governmental Authority, business, organization or any other incorporated or unincorporated entity.

            (n) "SUBSIDIARY," with respect to any Person, shall mean any corporation of which more than fifty percent of the outstanding voting securities shall, as of any applicable date of determination, be owned directly, or indirectly through one or more intermediaries, by that Person.

      8.2 FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effectuate the transactions contemplated hereby, including, without limitation, the transfer to Buyer of the entire legal and beneficial ownership of the MQI Stock, free and clear of all Encumbrances.

      8.3 PUBLIC ANNOUNCEMENTS. Except as mutually agreed, neither Buyer, Sellers nor any of their respective Affiliates or agents shall issue any press release or public announcement regarding the execution of this Agreement or the transactions contemplated thereby.

      8.4 EXPENSES. Each of Sellers and Buyer shall bear their own respective legal and accounting fees. Except as otherwise explicitly provided in this Agreement, any other costs and expenses with respect to the negotiation, execution and delivery of this Agreement and consummation of the transactions contemplated hereby shall be borne by the respective party incurring such costs and expenses.

      8.5 NOTICES AND WAIVERS. Any notice, instruction, authorization, request, demand or waiver hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the parties hereto at the address indicated on
Schedule 8.5 attached hereto, or at such other address and number as a party shall have previously designated by written notice given to the other parties in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered and receipted for (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

      8.6 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained in this Agreement shall survive the Closing regardless of any investigation made by a party hereto and will expire on May 2, 1999, except for the representations and warranties in Article 3, which shall survive indefinitely.

      8.7 KNOWLEDGE, GENDER AND CERTAIN REFERENCES. Unless otherwise provided for herein, a representation or statement made herein to the knowledge of MQI or Sellers shall mean the actual knowledge of Sellers. Unless otherwise specified, all references herein to days, weeks, months or years shall be to calendar days, weeks, months or years. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter. References to Articles or Sections shall be to Articles or Sections of this Agreement unless otherwise specified. The headings and captions used in this Agreement are solely for convenient reference and shall not affect the meaning or interpretation of any article, section or paragraph herein, or this Agreement. The terms "hereof," "herein" or "hereunder" shall refer to this Agreement as a whole and not to any particular article, section or paragraph. The terms "including" or "include" are used herein in an illustrative sense and not to limit a more general statement. When computing time periods described by a number of days before or after a stated date or event, the stated date or date on which the specified event occurs shall not be counted and the last day of the period shall be counted.

      8.8 SUCCESSOR AND ASSIGNS. This Agreement shall bind, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns, and if an individual, by his executors, administrators, and beneficiaries of his estate by will or the laws of descent and distribution. This Agreement and the rights and obligations hereunder shall not be assignable or delegable by any party; provided, however, that Buyer shall be entitled to assign its rights and delegate its duties hereunder to any Subsidiary, but any such assignment shall not have the effect of terminating Buyer's duties or obligations as provided herein, including the obligation to deliver Common Stock pursuant to Section 1.4 hereof.

      8.9 APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and of the United States applicable in Texas, excluding, however, (i) any provision of such laws that would render invalid any provision of this Agreement, and (ii) any rule of conflict-of-laws that would direct or refer the resolution of any issue to the laws of any other jurisdiction. Each party hereto hereby acknowledges and agrees that it has consulted legal counsel in connection with the negotiation of this Agreement and that it has bargaining power equal to that of the other parties hereto in connection with the negotiation and execution of this Agreement. Accordingly, the parties hereto agree that the rule that an agreement shall be construed against the draftsman shall have no application in the construction or interpretation of this Agreement.

      8.10 DISPUTE RESOLUTION. Any dispute or controversy between the parties hereto arising from or relating to this Agreement or the construction, validity, interpretation, meaning, performance, non-performance, enforcement, operation or breach of this Agreement shall be submitted to mediation, and if such mediation is unsuccessful then to mandatory, final and binding arbitration. Any mediation or arbitration under this Agreement shall take place pursuant to the following procedures:

            (a) If a dispute or controversy arises either party will request that Judicial Arbitration and Mediation Service ("JAMS") (or similar mediation service of a similar national scope if JAMS no longer then exists) appoint an independent mediator, who shall serve as mediator for all purposes hereof. The Buyer, on the one hand, and the Sellers as a group on the other hand, shall each pay an equal proportion of the cost of the mediator's services, in advance upon request by the mediator or any party.

            (b) Within 10 days after appointment of the mediator, the mediator shall schedule a meeting among the parties and the mediator for the purpose of mediating the dispute. If the parties do not resolve the dispute within 30 days after appointment of the mediator, the dispute shall be resolved in arbitration.

            (c) Within 15 days after the mediation, the parties shall each name and appoint their own arbitrator. If either party fails to name and appoint an arbitrator timely, then an arbitrator shall be appointed for that party by the Senior United States District Judge for the United States District Court in Houston, Texas. The two arbitrators so appointed shall appoint a third arbitrator within 15 days, and if they cannot agree, the appointment of the third arbitrator will he made by the Senior United States District Judge for the United States District Court in Houston, Texas.

            (d) Each party shall bear its own arbitration fees, costs and expenses. The arbitration hearing shall be held in Houston, Texas within 15 days of the appointment of the third arbitrator at a location designated by a majority of the arbitrators within 10 days of the appointment of the third arbitrator. The Commercial Arbitration Rules of the American Arbitration Association, as supplemented hereby, shall apply to the arbitration. The substantive laws of the State of Texas (excluding conflict of laws provisions) shall also apply to the arbitration.

            (e) The arbitration hearing shall be concluded within 10 days unless otherwise ordered by a majority of the arbitrators, and the award thereon shall be made within 15 days after the closing of submission of evidence. An award rendered by a majority of the arbitrators shall be final and binding on all parties to the proceeding and non-appealable, and judgment on the award may be entered by any court of competent jurisdiction.

            (f) The parties stipulate that the provisions of this Section 8.10 shall be a complete defense to any suit, action or proceeding instituted in any federal, state or local court or before any administrative tribunal with respect to any controversy or dispute arising out of this Agreement between the parties, and the parties waive any right to have the award of the arbitrators appealed. The arbitration provisions of this Agreement shall, with respect to such controversy or dispute, survive the termination or expiration of this Agreement. Should any party institute judicial proceedings seeking to avoid the mediation or arbitration provisions of this Agreement, or should any party in judicial proceedings successfully contest an arbitration award rendered under this Section 8.10, the other parties shall be entitled to recover reasonable attorney's fees, costs and expenses associated with the judicial proceedings, with the amount of attorney's fees, costs and expenses to be determined by the court. If a party fails to comply with the terms of an arbitration award made under this Agreement, the other parties shall be entitled to recover reasonable attorney's fees, costs and expenses incurred in seeking judicial confirmation of the award, with the amount of attorney's fees, costs and expenses to be determined by the court. Failure to comply with the terms of an arbitration award shall include without limitation the failure to pay the full amount due under an arbitration award within the time specified in the arbitration award.

            (g) In determining any award under this Section 8.10, the arbitrators may award amounts for special damages, consequential damages, incidental damages, lost profits, damages for lost business opportunity, punitive damages or exemplary damages.

Neither any party hereto nor the arbitrators may disclose the existence or results of any arbitration hereunder without the prior written consent of the other parties; nor may any party hereto disclose to any party any confidential information disclosed by any other party hereto in the course of an arbitration hereunder without the prior written consent of such other party.

      8.11 SEVERABILITY; JUDICIAL MODIFICATION. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed this Agreement had the terms, provisions, covenants and restrictions which may be hereafter declared invalid, void, or unenforceable not initially been included herein.

      8.12 AMENDMENT AND ENTIRETY. This Agreement, the other Transaction Documents, and any exhibits hereto or thereto, may be amended, modified, or superseded only by written instrument executed by all parties hereto. This Agreement and the other Transaction Documents set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements, and understandings relating to the subject matter hereof. In the event of any conflict or inconsistency between the provisions of this Agreement and the contents or provisions of any schedule or exhibit hereto, the provisions of the schedules or exhibits shall control.

      8.13 RIGHTS OF PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties hereto and their respective successors and assigns, nor shall any provision give any third Persons any right of subrogation or action over against any party to this Agreement. Without limiting the generality of the foregoing, it is expressly understood that this Agreement does not create any third party beneficiary rights.

      8.14 TIME OF ESSENCE. Time is of the essence in the performance of this Agreement.

      8.15 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by facsimile signature, each of which shall be deemed an original and all which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, this Stock Purchase Agreement is executed and delivered on and as of the day first above written.

                                          LASERMEDICS, INC.


                                          /S/ MICHAEL M. BARBOUR
                                              Michael M. Barbour,
                                                 PRESIDENT AND
                                            CHIEF EXECUTIVE OFFICER


                                          SELLERS:

                                          /S/  VICKI C. BELCHER
                                               Vicki C. Belcher

                                          /S/  JAMES V. WARREN
                                               James V. Warren

                                          /S/  J. L. (SKIP) MOORE
                                               J. L. (Skip) Moore